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                                                  Exhibit (9.1)
                      AMERICOLD CORPORATION

                        IRREVOCABLE PROXY

     THE UNDERSIGNED, a shareholder of Americold Corporation (the

"Company"), hereby constitutes and appoints Vornado Realty Trust

("Vornado"), Portland Parent, Inc. ("Parent") and Portland

Storage Acquisition Co. ("Acquisition Co." and, collectively with

Vornado and Parent, the "Proxies"), and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock, par value $.01, of the

Company, owned by the undersigned (the "Shares") (including the power to execute and deliver written consents with respect to the

Shares), in favor of the approval of the Agreement and Plan of

Merger, dated as of September 26, 1997, among Vornado, Parent,

Acquisition Co. and the Company (the "Merger Agreement"), and

against any action or agreement that, directly or indirectly, is inconsistent with or is reasonably likely to impede, interfere with, delay or postpone the transactions contemplated by the

Merger Agreement, in the sole discretion of such Proxies, at any and all meetings of shareholders of the Company called for such purpose and at any adjournments and postponements thereof.  The

Proxies may not exercise this proxy in respect of any other

matter.

     The undersigned acknowledges and agrees that it is the legal and beneficial owner of the number of Shares set forth below the undersigned's signature and that this proxy shall be binding upon all successors, transferees and assignees (by operation of law or otherwise) of the undersigned.

     The proxy granted hereunder is coupled with an interest and is granted in consideration of the Proxies entering into the

Merger Agreement.  Upon execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares and/or securities issued or issuable in respect thereof on or after the date hereof are as to the matters covered hereby are hereby revoked and no subsequent proxies shall be given with respect to matters covered hereby.

     The undersigned acknowledges, intends and instructs that the proxy granted hereunder shall expire on January 15, 1998, and shall be, until such date, irrevocable.

     IN WITNESS WHEREOF, the undersigned has executed this

Irrevocable Proxy as of the 26th day of September, 1997.

                              KIA III-AMERICOLD, INC., L.P.

                              By:  KELSO PARTNERS III, L.P.,
                                      General Partner

                                   By: /s/ George E. Matelich
                                          General Partner

                              2,000,000
                              Number of Shares